SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2002

KANSAS CITY POWER & LIGHT COMPANY
(Exact name of registrant as specified in its charter)

1-707
(Commission file number)

MISSOURI	44-0308720
(State of other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1201 Walnut
Kansas City, Missouri 64106
(Address of principal executive offices)

(816) 556-2200
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

COMMENCEMENT OF EXCHANGE OFFER.

On March 13, 2002, Kansas City Power & Light Company (the "Company") completed a private placement of $225 million of its 6.00% Senior Notes due 2007, Series A (the "Series A notes"). In connection with this private placement, the Company entered into a registration rights agreement with the initial purchasers of the Series A notes which provided, among other things, that the Company would use its best efforts to have declared effective by September 9, 2002, a registration statement with respect to a proposed offer to exchange the Series A notes for a like aggregate principal amount of debt securities of the Company registered under the Securities Act of 1933.

Pursuant to the registration rights agreement, on September 5, 2002, the Company commenced an offer to exchange up to $225 million principal amount of 6.00% Senior Notes due 2007, Series B registered under the Securities Act of 1933 (the "Series B notes") for a like aggregate principal amount of Series A notes. In connection with the commencement of the exchange offer, the Company issued a Company Order and Officers' Certificate dated September 5, 2002, a copy of which is filed herewith, respecting the Series B notes to be exchanged upon consummation of the exchange offer.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number

4(a)         Company Order and Officers' Certificate dated September 5, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANSAS CITY POWER & LIGHT COMPANY

/s/Jeanie Sell Latz
Jeanie Sell Latz
Secretary

Date:  September 6, 2002